Exhibit 99.1

For more information contact:
Russ Knittel	Jennifer Jarman
Synaptics Incorporated	The Blueshirt Group
408-454-5140	415-217-7722
russk@synaptics.com	jennifer@blueshirtgroup.com
Synaptics Reports Fourth Quarter and Fiscal 2006 Financial Results
Santa Clara, CA — July 27, 2006 — Synaptics (Nasdaq: SYNA), a leading developer of interface solutions for mobile computing, communications, and entertainment devices, today reported financial results for the fourth quarter and fiscal year ended June 30, 2006. The Company’s fiscal 2006 GAAP results reflect the adoption of SFAS 123(R) regarding the expensing of non-cash share-based compensation.
Net revenue for the fourth quarter of fiscal 2006 was $43.9 million compared with $56.8 million for the fourth quarter of fiscal 2005. Net income for the fourth quarter of fiscal 2006 was $1.8 million, or $0.07 per diluted share, compared with net income of $12.2 million, or $0.41 per diluted share, for the fourth quarter of fiscal 2005, which included the benefit of a non-recurring item related to patent licensing. Net income excluding share-based compensation and non-recurring items for the fourth quarter of fiscal 2006 was $4.2 million, or $0.15 per diluted share, compared with net income excluding share-based compensation and non-recurring items of $9.9 million, or $0.34 per diluted share, for the fourth quarter of fiscal 2005.
Net revenue for fiscal 2006 was $184.6 million compared with $208.1 million for fiscal 2005. Net income for fiscal 2006 was $13.7 million, or $0.51 per diluted share. This compares with net income of $38.0 million, or $1.30 per diluted share, for fiscal 2005. Net income excluding share-based compensation and non-recurring items for fiscal 2006 was $24.0 million, or $0.85 per diluted share, compared with net income excluding share-based compensation and non-recurring items of $35.9 million, or $1.23 per diluted share, for fiscal 2005.
“Our fiscal fourth quarter performance caps off another positive year for Synaptics, despite the tough comparison to last year’s record-breaking results,” stated Francis Lee, President and Chief Executive Officer of Synaptics. “During fiscal 2006, we expanded our industry-leading market share in the notebook market and further leveraged our technology into new, emerging digital lifestyle applications. As we enter fiscal 2007, we are very excited by the opportunities ahead of us and are well poised to meet the challenges within the dynamic, fast-growing markets we serve. We look forward to achieving strong year over year revenue growth, continued profitability and further progress towards our long-term growth and diversification strategy.”
Russ Knittel, Synaptics’ Chief Financial Officer, added, “Based on our current visibility, which includes a significant improvement in our backlog to $28.7 million at year end, we are raising our guidance for sequential revenue growth in the September quarter to 20% to 25%. This outlook is predicated on expected seasonality and, in particular, strong demand for our PC applications. Looking ahead to the seasonally strong December quarter, current indicators suggest revenue may be approximately 8% to 10% above our September quarter guidance levels. Any meaningful increase in demand from the portable digital entertainment market, where our visibility and predictability are limited, would represent upside to our current outlook.”
Earnings Call Information
The Synaptics fourth quarter teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, July 27, 2006, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 800-257-7063 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at www.synaptics.com.
About Synaptics Incorporated
Synaptics is a leading developer of interface solutions for the mobile computing, communications and entertainment industries. The company creates interface solutions for a variety of devices including notebook PCs, PC peripherals, digital music players, and mobile phones. The TouchPad(TM), Synaptics’ flagship product, is integrated into more than 50 percent of today’s notebook computers. Consumer electronics and computing manufacturers use Synaptics’ solutions to enrich the interaction between humans and intelligent devices through improved usability, functionality and industrial design. The company is headquartered in Santa Clara, California. www.synaptics.com.
Use of Non-GAAP Financial Information
In evaluating our business, our management considers and uses net income excluding share-based compensation and non-recurring items and net income per share excluding share-based compensation and non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and non-recurring items is not a measurement of our financial performance under GAAP and should not be considered as an alternative to net income. We present net income excluding share-based compensation and non-recurring items because we consider it an important supplemental measure of our performance. We believe this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of non-cash compensation charges and non-recurring items. Net income excluding share-based compensation and non-recurring items has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for our GAAP net income. The principal limitations of this measure are that it does not reflect our actual expenses and may thus have the effect of inflating our net income and net income per share. We address these limitations by relying primarily on our GAAP net income and using net income excluding share-based compensation and non-recurring items only supplementally.
Forward-Looking Statements
This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ anticipated revenue for the first and second quarters of fiscal 2007, its beliefs regarding the markets it serves, its assessment of market demands and trends in target markets, and its assessment of consumer demands for various applications. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products in the PC and portable digital entertainment markets, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) the failure of Synaptics’ products and OEMs’ products to deliver commercially acceptable performance, (d) changing market demand trends in the markets it serves, and consumer demand, and (e) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2005. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.
(Tables to Follow)

SYNAPTICS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	June 30,	June 30,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$38,724	$72,232
Short term investments	206,452	156,689

Total cash, cash equivalents, and short-term investments	245,176	228,921
Receivables, net of allowances of $189 and $165, respectively	34,034	33,790
Inventories	10,010	7,731
Prepaid expenses and other current assets	3,407	3,046

Total current assets	292,627	273,488

Property and equipment, net	16,038	14,615
Goodwill	1,927	1,927
Other assets	20,829	21,175

Total assets	$331,421	$311,205

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$16,542	$12,390
Accrued compensation	4,842	5,638
Income taxes payable	8,078	14,867
Other accrued liabilities	5,377	5,353

Total current liabilities	34,839	38,248

Note payable to a related party	1,500	1,500
Convertible senior subordinated notes	125,000	125,000
Other liabilities	3,040	1,797

Commitments and contingencies

Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 60,000,000 shares authorized; 27,462,125 and 26,419,447 shares issued, respectively	27	26
Additional paid in capital	134,217	106,686
Less: 2,306,100 and 1,139,000 treasury shares, respectively, at cost	(39,999)	(21,180)
Deferred stock compensation	—	(303)
Retained earnings	73,261	59,560
Accumulated other comprehensive loss	(464)	(129)

Total stockholders’ equity	167,042	144,660

Total liabilities and stockholders’ equity	$331,421	$311,205

SYNAPTICS INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Net revenue	$43,912	$56,837	$184,557	$208,139
Cost of revenue (1)	25,010	30,555	101,704	112,090

Gross margin	18,902	26,282	82,853	96,049
Operating expenses
Research and development (1)	9,616	6,543	35,356	24,991
Selling, general, and administrative (1)	7,426	5,332	28,019	18,423
Other operating expense (income)	—	(3,800)	—	(3,800)
Amortization of deferred stock compensation	—	70	—	328

Total operating expenses	17,042	8,145	63,375	39,942

Operating income	1,860	18,137	19,478	56,107
Interest income	2,353	1,587	7,984	3,370
Interest expense	(485)	(485)	(1,939)	(1,145)

Income before income taxes	3,728	19,239	25,523	58,332
Provision for income taxes (2)	1,965	7,083	11,822	20,347

Net income	$1,763	$12,156	$13,701	$37,985

Net income per share:
Basic	$0.07	$0.47	$0.55	$1.48

Diluted	$0.07	$0.41	$0.51	$1.30

Shares used in computing net income per share:
Basic	25,028	25,717	24,708	25,736

Diluted	29,263	30,316	29,075	29,761

(1) Includes share-based compensation charges of:
Cost of revenue	$157	$—	$682	$—
Research and development	1,099	—	4,799	—
Selling, general, and administrative	1,967	—	7,719	—

	$3,223	$—	$13,200	$—

(2) Includes tax benefit for share-based compensation charges of:
	$755	$—	$2,940	$—

Non-GAAP net income per share
Basic	$0.17	$0.39	$0.97	$1.40

Diluted	$0.15	$0.34	$0.85	$1.23

SYNAPTICS INCORPORATED
Computation of Basic and Diluted Net Income Per Share
(in thousands except per share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Numerator:
Basic net income	$1,763	$12,156	$13,701	$37,985
Interest expense and amortization of debt issuance costs on convertible notes (net of tax)	266	266	1,064	602

Diluted net income	$2,029	$12,422	$14,765	$38,587

Denominator:
Shares, basic	25,028	25,717	24,708	25,736
Effect of dilutive stock based awards	1,761	2,125	1,893	2,666
Effect of convertible notes	2,474	2,474	2,474	1,359

Shares, diluted	29,263	30,316	29,075	29,761

Net income per share:
Basic	$0.07	$0.47	$0.55	$1.48

Diluted	$0.07	$0.41	$0.51	$1.30

Computation of non-GAAP basic and diluted net income per share (unaudited):

Numerator:
Reported net income	$1,763	$12,156	$13,701	$37,985
Non-GAAP adjustments:
Other operating expense (income), net of tax	—	(2,256)	—	(2,256)
Amortization of deferred stock compensation, net of tax	—	43	—	213
Share-based compensation, net of tax	2,468	—	10,260	—

Non-GAAP basic net income	4,231	9,943	23,961	35,942

Interest expense and amortization of debt issuance costs on convertible notes, net of tax	266	266	1,064	602

Non-GAAP diluted net income	$4,497	$10,209	$25,025	$36,544

Denominator:
Shares, basic	25,028	25,717	24,708	25,736
Effect of dilutive stock based awards	1,997	2,125	2,142	2,666
Effect of convertible notes	2,474	2,474	2,474	1,359

Shares, diluted	29,499	30,316	29,324	29,761

Non-GAAP net income per share:
Basic	$0.17	$0.39	$0.97	$1.40

Diluted	$0.15	$0.34	$0.85	$1.23